Exhibit 16.1


                       [LETTERHEAD OF KEMPISTY & COMPANY]






December 29, 2005




Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Gentlemen:


We  have  read  Item  4  of  Form  8-K  dated   December   29,   2005  of  China
Biopharmaceuticals Holdings, Inc. and are in agreement with the statements contained therein except as follows:


         (1) We have no basis to agree or disagree with the statement of the Registrant contained in Item 4(b).


Sincerely,


/s/ Kempisty & Company, CPA's, P.C.

Kempisty & Company, CPA's, P.C.